UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 29, 2016
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 16, 2016, Cintas Corporation (“Cintas”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Cintas, G&K Services, Inc. (“G&K Services”) and Bravo Merger Sub, Inc., a wholly owned subsidiary of Cintas (“Merger Sub”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into G&K Services (the “Merger”). As disclosed at that time, the Merger is subject to the satisfaction or waiver of certain conditions, including, without limitation, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of Canadian antitrust approvals.

On September 29, 2016, each of Cintas and G&K Services received a request for additional information and documentary material, commonly referred to as a “second request,” from the Federal Trade Commission (the “FTC”), pursuant to the HSR Act, in connection with the Merger. A “second request” is a routine part of the FTC’s review of proposed transactions. The FTC’s “second request” has the effect of extending the waiting period applicable to the consummation of the Merger until the 30th day after substantial compliance by Cintas and G&K Services with the “second request,” unless the waiting period is extended voluntarily by the parties or terminated sooner by the FTC. The parties expect the Merger to be completed not later than the second quarter of calendar year 2017.
Additional Information and Where to Find it

In connection with the proposed transaction, G&K Services has filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement. G&K Services plans to file a definitive proxy statement (the “Proxy Statement”) with the SEC, in connection with the solicitation of proxies for a meeting of G&K Services’ shareholders to be called at a future date (the “meeting”). G&K SERVICES’ SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement will be mailed to shareholders of G&K Services. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from G&K Services at its website, www.gkservices.com, or by contacting Jeff Huebschen at 952-912-5773.

Certain Information Concerning Participants

Cintas and G&K Services and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Cintas’ participants is set forth in its proxy statement, filed September 8, 2016, for Cintas’ 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and its most recent annual report on Form 10-K. Information concerning G&K Services’ participants is set forth in the Proxy Statement and its most recent annual report on Form 10-K. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Information

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated or implied in forward looking statements are described in Cintas’ Form 10-K under the heading “Cautionary Statement Regarding Forward-Looking Information,” as well as the information included in Cintas’ Current Reports on Form 8-K and other factors that are set forth in management’s discussion and analysis of Cintas’ most recently filed reports with the SEC. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the merger not being timely completed, if completed at all; if the merger is completed, the impact of any undertakings required by the parties in order to obtain regulatory approvals; prior to the completion of the merger, Cintas’ and/or G&K Services’ respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies. While Cintas and/or G&K Services may elect to update forward-looking statements at some point in the future, Cintas and G&K Services specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: September 29, 2016	By:	/s/ J. Michael Hansen
J. Michael Hansen
Senior Vice President and Chief Financial Officer